UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of New Chief Financial Officer

The Board of Directors of QuidelOrtho Corporation (the “Company”) has appointed Micah Young to serve as the Company’s Chief Financial Officer and principal financial officer, effective as of July 6, 2026 (the “Effective Date”). Mr. Young will succeed Joseph M. Busky, who previously announced his plans to retire, as disclosed in the Company’s Current Report on Form 8-K filed on February 13, 2026. Mr. Busky has agreed to continue to serve in his current role through the Effective Date, and in connection therewith, is expected to enter into a transition and retirement agreement to provide for the smooth and orderly transition of his duties.

Mr. Young (age 48) most recently served as Executive Vice President and Chief Financial Officer of Masimo Corporation (formerly, Nasdaq: MASI), a global medical technology company, from October 2017 until Masimo’s acquisition by Danaher Corporation in June 2026. In this role, Mr. Young was responsible for finance and accounting functions, as well as investor relations, information technology and corporate development. From 2009 to 2017, Mr. Young served in various finance roles at NuVasive, Inc. (formerly, Nasdaq: NUVA), a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders, including most recently as Vice President, Finance. From 2002 to 2009, Mr. Young held various accounting and finance positions with Zimmer Holdings, Inc., a company focused on the design, development, manufacture and marketing of orthopedic reconstructive, spinal and trauma devices, dental implants and related surgical products. Prior to his time at Zimmer Holdings, Inc., Mr. Young was an auditor at Deloitte & Touche LLP from 2000 to 2002. He holds a B.S. in Accounting and Criminal Justice from Indiana Wesleyan University and is a Certified Public Accountant (inactive).

Employment Offer Letter and Agreements with Micah Young

The Company and Mr. Young have entered into an employment offer letter, dated June 22, 2026 (the “Offer Letter”), pursuant to which Mr. Young is entitled to receive (i) an annual base salary of $750,000 and (ii) an annual target cash bonus opportunity of 100% of base salary. Mr. Young will also receive a cash sign-on bonus in the amount of $500,000, and a one-time inducement sign-on grant of restricted stock units (“RSUs”) with a grant date value of $6,500,000, which is subject to vesting in equal annual installments over a three-year period. The Company intends to grant the inducement RSUs to Mr. Young in accordance with and in reliance upon Nasdaq Listing Rule 5636(c)(4). Mr. Young will be eligible to receive future equity grants, with an expected 2027 grant value of $5,000,000, consisting of (a) 50% time-based RSUs, and (b) 50% non-qualified stock options. Mr. Young will also be eligible for health, welfare and other benefits afforded Company executive officers, as well as reimbursement of reasonable legal fees incurred in connection with the negotiation of the Offer Letter.

Under the Offer Letter, Mr. Young will also receive severance and change in control protection consistent with other arrangements with Company executive officers pursuant to a Severance and Change in Control Agreement (the “Severance and CIC Agreement”), substantially in the form as filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 28, 2025 filed on February 19, 2026 (the “Annual Report”). The Severance and CIC Agreement provides for the payment of severance benefits if (1) the executive’s employment is terminated without Cause (as defined therein) more than 30 days prior to or more than two years following a Change in Control (as defined therein) (a “Non-CIC Qualifying Termination”) or (2) the executive’s employment is terminated within two years following or 30 days prior to a Change in Control (a “CIC Qualifying Termination”) for any reason other than the executive’s voluntary resignation, the executive’s death or permanent disability, or our termination of the executive for Cause. In the case of a Non-CIC Qualifying Termination, Mr. Young would generally be entitled to (i) a severance payment equal to two times the sum of his annual base salary and bonus; (ii) continued benefits coverage for up to two years; and (iii) payment of $25,000 to help defray legal, tax and accounting fees, executive outplacement services and other costs (collectively, the “Severance Benefits”). In the event of a CIC Qualifying Termination, Mr. Young would generally be entitled to the Severance Benefits, as well as full vesting and acceleration of all unvested RSUs, stock options and other equity awards.

Under the Offer Letter, Mr. Young will also be provided with indemnification consistent with other arrangements with Company executive officers pursuant to an Indemnification Agreement, substantially in the form as filed as Exhibit 10.14 to the Annual Report, and he will be subject to the Company’s standard form of Confidential Information, Inventions, Non-Solicitation, and Non-Competition Agreement.

The foregoing summary of the terms and conditions of Mr. Young’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Young and any other person pursuant to which he was appointed as an officer of the Company; there is no family relationship between Mr. Young and any of the Company’s directors or other executive officers; and Mr. Young is not a party to any transactions of the type that would require disclosure under Item 404 of Regulation S-K.

Agreements with Joseph Busky

As indicated above, Mr. Busky is expected to enter into a transition and retirement agreement to provide for the smooth and orderly transition of Mr. Busky’s duties as Chief Financial Officer. During such transition period, for the six months following the Effective Date, the Company will pay Mr. Busky at an annual base salary rate of $340,000. Thereafter, Mr. Busky has agreed to serve as a special advisor to the Company’s Chief Executive Officer for a period of up to twenty-four months, at an annual base salary rate of $100,000. Mr. Busky will be entitled to participate in and receive payments with respect to the Company’s 2026 annual cash bonus plan, but shall not be entitled to participate in or receive payments with respect to any annual cash bonus plans after calendar year 2026. Mr. Busky will remain eligible for employee benefits during his service as a special advisor, other than future annual bonus and equity grant opportunities. Mr. Busky’s equity awards will continue to remain outstanding and vest under the existing terms and conditions set forth in the governing plan documents and applicable equity agreements through the end of his service as a special advisor.

Item 7.01    Regulation FD Disclosure.

On June 23, 2026, the Company issued a press release announcing the appointment of Mr. Young as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed or furnished with this Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Employment Offer Letter, dated June 22, 2026, between QuidelOrtho Corporation and Micah Young.
99.1	Press release issued by QuidelOrtho Corporation, dated June 23, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026

QUIDELORTHO CORPORATION

By:	/s/ Nathaniel B. Sisitsky
Name:	Nathaniel B. Sisitsky
Its:	Chief Legal Officer and Corporate Secretary